UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2009

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, Richard J. Smith resigned as the Chief Financial Officer and Secretary of Ramco-Gershenson Properties Trust.  In connection with Mr. Smith’s departure from the Trust, Mr. Smith will consult with the Trust for a transition period.  The financial terms of Mr. Smith’s departure have not yet been finalized.

On November 17, 2009, the Trust appointed Mr. J. H. (Jim) Smith, age 56, to serve as Interim Chief Financial Officer.  Mr. J. H. Smith is the founder of CFO Synergy, Inc., a consulting company providing part-time and interim chief financial officer expertise to companies.  The Trust will pay CFO Synergy, Inc. $275 per hour for Mr. J. H. Smith’s services.

Prior to founding CFO Synergy, Inc., Mr. J. H. Smith served as the chief financial officer of the Automotive Group of Leggett & Platt, an automotive seating component manufacturer headquartered in Troy, Michigan from February, 2005 to May, 2007, and as the chief financial officer of The Colson Group Inc., a manufacturer of casters, from June, 2000 to February, 2005.

The Trust is engaged in a search for a new chief financial officer.  A copy of the Trust’s press release announcing Mr. Richard J. Smith’s departure and Mr. J. H. Smith’s appointment is attached hereto as Exhibit 99.1.

A copy of the Engagement Letter between Ramco-Gershenson Properties Trust and CFO Synergy, Inc. is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	99.1	Press Release dated November 18, 2009.

	99.2	Engagement Letter between Ramco-Gershenson Properties Trust and CFO Synergy, Inc., dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	November 19, 2009	By: /s/ Dennis Gershenson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 18, 2009.

99.2	Engagement Letter between Ramco-Gershenson Properties Trust and CFO Synergy, Inc., dated November 17, 2009.

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